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                                                                  EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Maxim Pharmaceuticals, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.


/s/ KPMG Peat Marwick LLP


San Diego, California
September 24, 1997